UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2009

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

200 E. Del Mar Boulevard, #320 Pasadena. California (Address of Principal Executive Offices)	91105 (Zip Code)

(626) 356-3105
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2009, Arbios Systems, Inc. (the “Company”) received a notice of default and termination of license agreement (the “Notice”) from Immunocept LLC (“Immunocept”).  Pursuant to the foregoing notice, Immunocept notified the Company it was in breach of that certain License Agreement, dated March 29, 2007 (the “License Agreement”), between Immunocept and the Company, and that the License Agreement would be terminated either (i) ten days from the date of the notice or, if the certain of the defaults are cured, (ii) effective 45 days from the date of the notice.  The material breaches of the License Agreement cited by the Notice include the Company’s failure to pay $100,000 on or before January 1, 2009, and the Company’s failure to comply with Sections 2.3,  5.1(b) and 5.1 (d) (ii).  These sections of the License Agreement require the Company to (1) perform certain product development and clinical research relating to sepsis applications of hemofiltration products with a total budget not to exceed $100,000, (2) begin a clinical study, recruit at least 4 sites for such study, and have contracts under negotiation within 90 days after receiving FDA permission to start the pivotal trial of SEPET for liver failure, and  (3) obtain at least $10 million of aggregate funding by January 1, 2009.  The Company only obtained $4.45 million by January 1, 2009.

Pursuant to the License Agreement, in March 2007, the Company in-licensed a family of issued U.S. patents and various U.S. and foreign patent applications from Immunocept; including five issued U.S. patents, four pending U.S. patents, and two pending European patents.  The Company owes Immunocept royalties on net sales of products which are covered by the License Agreement.

ITEM 1.03  BANKRUPTCY OR RECEIVERSHIP

On January 9, 2009, the Company filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). A copy of the press release announcing the filing is attached as Exhibit 99.1 to this report and incorporated by reference herein.

The Company’s Chapter 11 case is administered by the Bankruptcy Court as Case No. 09-10082.  In the bankruptcy proceedings, the Company intends to continue to seek bids for the sale of its technology and other assets in a formal bid solicitation process while working with its creditors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: January 9, 2009	By:	/s/ SHAWN P. CAIN
Shawn P. Cain, Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated January 9, 2009